FIFTH AMENDMENT
                           TO
     AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

     This Fifth Amendment is made as of the 12th day of March, 1996, by and among SHELDAHL, INC., a Minnesota corporation (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest"), HARRIS TRUST AND SAVINGS BANK, a bank organized and existing under the laws of the State of Illinois ("Harris"), NBD BANK, a bank organized and existing under the laws of the State of Michigan ("NBD", together with Norwest and Harris, the "Lenders" and each a "Lender") and Norwest, as agent for and on behalf of the Lenders (in such capacity, the "Agent").

                         Recitals

     The Borrower and the Lenders have entered into an Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of December 2, 1993, a Second Amendment to Amended and Restated Credit Agreement dated May 12, 1994, a Third Amendment to Amended and Restated Credit Agreement dated January 24, 1995 and a Fourth Amendment to Amended and Restated Credit Agreement dated January 29,1996 (as amended, the "Credit Agreement") under which the Lenders have severally agreed to make certain revolving credit and term loans available to the Borrower.

     The Borrower and the Lenders have agreed to amend the Credit Agreement, among other things, to (i) increase the revolving credit facility, (ii) extend the maturity date of the facility and (iii) provide additional interest rate options for the facility.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

      SEQ{ SEQ level2 \r0 \h  1.   Defined Terms.
     Capitalized terms used in this Fifth Amendment which are defined in the Credit Agreement shall have the same meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

      SEQ{ SEQ level2 \r0 \h  2.   Amended Definitions.
     Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions "Revolving Floating Rate", "Revolving Floating Rate Spread", "Term Advance", "Term Commitment Amount", "Term Floating Rate", "Term Floating Rate Spread" and "Term Notes" and substituting or adding, as the case may be, the following definitions:

     "Banking Day" means any day other than a Saturday or Sunday on which national banks are open for business in Minneapolis, Minnesota, Chicago, Illinois and Detroit, Michigan, and, in addition, if such day relates to a Eurodollar Advance or the fixing of a Eurodollar Rate, a day on which dealings in U.S. dollar deposits are carried on in the London Interbank Eurodollar market.

     "Borrowing Base" means, at any time, the lesser of:

     ( SEQ{ SEQ level3 \r0 \h  a)  The aggregate Revolving
          Commitment Amounts of the Lenders, or

     ( SEQ{ SEQ level3 \r0 \h  b)  The sum of

     ( SEQ{ SEQ level4 \r0 \h  i)  80% of Eligible
                    Accounts, plus

     ( SEQ{ SEQ level4 \r0 \h  ii) 60% of Eligible
                    Raw Materials Inventory, plus

                    ( SEQ{ SEQ level4 \r0 \h  iii)     50% of
                    Eligible Finished Goods Inventory, plus

                    ( SEQ{ SEQ level4 \r0 \h  iv) 20% of Eligible
                    Other Inventory, plus

     ( SEQ{ SEQ level4 \r0 \h  v)  50% of the net
                    book value of Eligible Equipment, in no event, however, to exceed $20,000,000 prior to December 31, 1997 or $15,000,000 thereafter.

     "Capital Expenditure Limit" means $25,000,000 for the
          Borrower's fiscal year 1996 and, for each subsequent fiscal year, an amount mutually agreed upon by the Borrower and the Required Lenders; provided, however, that if on or prior to the sixtieth (60th) day following the end of the prior fiscal year, the Borrower and the Required Lenders are unable to agree, in writing, upon the appropriate level of Capital Expenditures for the immediately succeeding fiscal year, the Required Lenders may, in their discretion, declare an Event of Default as of such date.

          "Eligible Equipment" means all Equipment owned by the Borrower free and clear of any other lien, security interest or encumbrance.

     "Eurodollar Advance" means any Advance which bears interest at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to an Interest Period, the rate per annum equal to the rate (rounded up to the nearest one-sixteenth of one percent (1/16%)) determined by the Agent to be a rate at which U.S. dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such Interest Period and maturing at the end of such Interest Period, as determined by the Agent between the opening of business and 12:00 noon, Minneapolis, Minnesota time, on the second Banking Day prior to the beginning of such Interest Period.

     "Eurodollar Rate" means, with respect to an Interest
          Period, the rate obtained by adding (i) the applicable Eurodollar Rate Spread to (ii) the rate obtained by dividing
          (A) the applicable Eurodollar Base Rate by (B) a percentage equal to one (1.00) minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining reserve requirements applicable to eurodollar fundings (currently referred to as "Eurocurrency Liabilities" in Regulation D) or any other reserve requirements applicable to a member bank of the Federal Reserve System with respect to such eurodollar liabilities.

     "Eurodollar Rate Basic Increment" has the meaning specified in Section 2.10(a).

          "Eurodollar Rate Spread" has the meaning specified in
          Section 2.10.

          "Fifth Amendment" means that certain Fifth Amendment to Amended and Restated Credit and Security Agreement dated as of March 12, 1996 by and among the Borrower, the Lenders and the Agent.

          "Floating Rate" means, at all times, an annual rate obtained by adding (i) the Base Rate and (ii) the Floating Rate Spread, which Floating Rate shall change when and as the Base Rate changes.

     "Floating Rate Advance" means any Advance which bears interest at a rate determined by reference to the Floating Rate.

     "Floating Rate Basic Increment" has the meaning specified in Section 2.10(a).

     "Floating Rate Spread" has the meaning specified in
          Section 2.10.

          "Interest Period" means, relative to any Eurodollar
          Advance, the period beginning on (and including) the date on which such Eurodollar Advance is made or continued as, or converted into, a Eurodollar Advance pursuant to Sections 2.1(a), (b) or (c) and shall end on (but exclude) the day which numerically corresponds to such date one (1), two (2), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Banking Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.1(a), (b) or (c); provided, however, that:

     ( SEQ{ SEQ level3 \r0 \h c) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than two (2) different dates;

     ( SEQ{ SEQ level3 \r0 \h d) if an Interest Period would otherwise end on a day which is not a Banking day, such Interest Period shall end on the next following Banking Day (unless such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the next preceding Banking Day); and

     ( SEQ{ SEQ level3 \r0 \h e) no Interest Period may end later than the Maturity Date.

     "Maturity Date" means December 31, 1998, unless extended by the Lenders in their sole discretion upon request of the Borrower, in no event, however, to be extended beyond December 31, 2001.

      SEQ{ SEQ level2 \r0 \h  3.     Obtaining Revolving
     Advances. Section 2.1(a), (b) and (c) are hereby deleted and the following subsections are inserted in place thereof:

     "( SEQ{ SEQ level3 \r0 \h  a) Procedures for
          Borrowing. Each Borrowing shall be funded by the Lenders as either Floating Rate Advances or Eurodollar Advances, as the Borrower shall specify in the related notice pursuant to this subsection (a) or subsections (b) or (c) below. Floating Rate Advances and Eurodollar Advances may be outstanding at the same time. It is understood, however, that in the case of a Borrowing which is to bear interest at a Eurodollar Rate, the principal amount of the Borrowing shall be in an amount equal to $1,500,000 or a higher integral multiple of $500,000. The Borrower shall give notice to the Agent of each proposed Borrowing not later than 10:30 a.m., Minneapolis, Minnesota time, on a Banking Day which, in the case of a Borrowing that is to bear interest initially at a Floating Rate, is the proposed date of such Borrowing or, in the case of a Borrowing that is to bear interest initially at the Eurodollar Rate, is at least three (3) Banking Days prior to the proposed date of such Borrowing. Each such notice shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent and shall specify whether the Borrowing is to bear interest initially at a Floating Rate or a Eurodollar Rate, and in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate, shall specify the Interest Period to be applicable thereto. Promptly upon receipt of such notice (but in no event later than 12:00 Noon, Minneapolis, Minnesota time, with respect to a Floating Rate Advance, and the close of business, with respect to a Eurodollar Advance, in each case on the Banking Day of receipt of such notice), the Agent shall advise each Lender of the proposed Borrowing. At or before 2:00 p.m., Minneapolis, Minnesota, time, on the date of the requested Borrowing, each Lender shall provide the Agent at the principal office of the Agent in Minneapolis, Minnesota with immediately available funds covering such Lender's Percentage of such Borrowing, and subject to the satisfaction of the conditions precedent set forth in
          Article IV with respect to such Borrowing, the Agent shall pay over such funds to the Borrower prior to the close of business on the date of the requested Borrowing.

     ( SEQ{ SEQ level3 \r0 \h  b)  Converting Floating Rate
          Advances to Eurodollar Advances; Procedures. So long as no Default or Event of Default shall exist, the Borrower may convert all or any part of any outstanding Floating Rate Advance into a Eurodollar Advance by giving notice to the Agent of such conversion not later than 10:30 a.m., Minneapolis, Minnesota time, on a Banking Day which is at least three (3) Banking Days prior to the date of the requested conversion. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent, shall specify the date and amount of such conversion, the total amount of the Advance to be so converted and the Interest Period therefor. Each conversion of a Floating Rate Advance shall be on a Banking Day, and the aggregate amount of each such conversion of a Floating Rate Advance to a Eurodollar Advance shall be in an amount equal to $1,500,000 or a higher integral multiple of $500,000.

     ( SEQ{ SEQ level3 \r0 \h  c)  Procedures at End of an
          Interest Period. Unless the Borrower requests a new Eurodollar Advance in accordance with the procedures set forth below, or prepays the principal of an outstanding Eurodollar Advance at the expiration of an Interest Period, the Agent shall automatically and without request of the Borrower, convert each Eurodollar Advance to a Floating Rate Loan on the last day of the relevant Interest Period. So long as no Default or Event of Default shall exist, the Borrower may cause all or any part of any outstanding Eurodollar Loan to continue to bear interest at a Eurodollar Rate after the end of the then applicable Interest Period by notifying the Agent not later than 10:30 a.m., Minneapolis, Minnesota time on a Banking Day which is at least three (3) Banking Days prior to the first day of the new Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission to be confirmed in writing by the Borrower if so requested by the Agent shall be effective when requested by the Agent, and shall specify the first day of the applicable Interest Period, the amount of the expiring Eurodollar Advance to be continued and the Interest Period therefor. Each new Interest Period shall begin on a Banking Day and the aggregate amount of each Advance bearing a new Eurodollar Rate shall be in an amount equal to $1,500,000 or a higher integral multiple of $500,000.

     ( SEQ{ SEQ level3 \r0 \h  d)  Setting and Notice of
          Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent between the opening of business and 12:00 Noon, Minneapolis, Minnesota time, on the second Banking Day prior to the beginning of such Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Agent to the Borrower and each Lender. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent, upon written request of the Borrower or any Lender, shall deliver to the Borrower or such requesting Lender a statement showing the computations used by the Agent in determining the applicable Eurodollar Rate hereunder."

      SEQ{ SEQ level2 \r0 \h  4.   Term Advances.
     Concurrent with, or prior to, execution of this Fifth Amendment, all Term Advances shall be paid in full. The Lenders' obligation to make new Term Advances to the Borrower is hereby terminated. Consistent with the foregoing, Sections 2.6 and 2.7 of the Credit Agreement are hereby deleted.

      SEQ{ SEQ level2 \r0 \h  5.   Interest.  Section 2.8
     of the Credit Agreement is hereby amended in its entirety to read as follows:

     "Section 2.8 Interest. The outstanding principal balance of each Revolving Advance shall bear interest at the Floating Rate unless a Eurodollar Rate has been elected by the Borrower in accordance with Section 2.1, in which case the specified Eurodollar Rate shall apply to that portion of such outstanding principal as shall have been designated by the Borrower in accordance with Section 2.1. Accrued interest on each Eurodollar Advance shall be payable on the last day of the Interest Period related to such Eurodollar Advance; provided, however, that if any Interest Period is longer than three (3) months, interest shall be payable monthly in arrears on the first day of each month occurring after commencement of such Interest Period and on the last day of the Interest Period. Accrued interest on each Floating Rate Advance shall be payable in arrears on the first day of each month and at maturity or conversion of such Floating Rate Advance to a Eurodollar Advance."

                SEQ{ SEQ level2 \r0 \h  6.   Basic Increments.  The
     introductory clause of Section 2.10 and Section 2.10(a) are hereby amended in their entirety to read as follows:

     "2.10  Interest Rate Spreads.  The "Floating Rate
               Spread" and the "Eurodollar Rate Spread", respectively, mean the sum of (i) the applicable Floating Rate Basic Increment or the Eurodollar Rate Basic Increment, as the case may be, and (ii) the Default Increment, determined in accordance with the following:

               (a)  Basic Increments.  The
                    Floating Rate Basic Increment and the Eurodollar Rate Basic Increment shall be adjusted as of the first day of each of the Borrower's fiscal quarters on the basis of the ratio of the Borrower's Debt to Tangible Net Worth as of the end of the previous fiscal quarter, in accordance with the following:

                    Debt to Tangible       Floating Rate      Eurodollar Rate
                    Net Worth Ratio       Basic Increment     Basic Increment

                    1.00 and above             1.00%               3.50%
                    to 1.00

                    0.76 to 1.00 through       0.50%               3.00%
                    0.99 to 1.00

                    0.50 to 1.00 through       0.00%               2.50%
                    0.75 to 1.00

                    Below 0.50 to 1.00         0.00%               2.00%


                     SEQ{ SEQ level2 \r0 \h  7.   Prepayments.  Section 2.11 of
                     the Credit Agreement is hereby amended as follows:

                    ( SEQ{ SEQ level3 \r0 \h a) Section 2.11(b)(3) is hereby amended in its entirety to read as follows:

     "(3) If such reduction occurs at any time other than the Maturity Date, the Borrower shall pay to the Lenders a premium in an amount equal to a percentage of the reduction, computed as follows:

               ( SEQ{ SEQ level4 \r0 \h  i)  one-half of one
                    percent (.50%), if the reduction occurs on or before the first anniversary of the date of the Fifth Amendment; and

     ( SEQ{ SEQ level4 \r0 \h  ii) one-quarter of one
                    percent (.25%), if the reduction occurs after the first anniversary of the date of the Fifth Amendment."

     ( SEQ{ SEQ level3 \r0 \h b) Section 2.11(c) is amended in its entirety to read as follows:

     (c)  "Prepayment of Eurodollar Advances.  In
               the event of either a mandatory or a voluntary prepayment of Eurodollar Advances, any such prepayment shall (i) be accompanied by accrued interest on such partial prepayment through the date of prepayment and additional compensation calculated in accordance with
               Section 2.11(e), (ii) be in an aggregate amount equal to the applicable minimum Eurodollar Advance amount specified in Section 2.1(a) and, after application of any such prepayment, shall not result in a Eurodollar Advance remaining outstanding in an amount less than such minimum amount, (iii) be in an aggregate amount equal to $1,500,000 or a higher integral multiple of $500,000 and (iv) unless notified by the Borrower in writing to the contrary, be applied by the Agent to outstanding Floating Rate Advances (pro rata among all Lenders) and, if no Floating Rate Advances are then outstanding, to outstanding Eurodollar Advances (pro rata among all Lenders) in such order of application as the Agent shall elect."

               ( SEQ{ SEQ level3 \r0 \h c) A new subsection (e) is hereby added to Section 2.11 which reads as follows:

     "(e) The Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), the Borrower will indemnify such Lender against any loss or expense which such Lender may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain a Eurodollar Advance) or which such Lender may be deemed to have sustained or incurred, as reasonably determined by such Lender,
               (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with any Eurodollar Advance, (ii) due to any failure of the Borrower to borrow or convert any Eurodollar Advance on a date specified therefor or
               (iii) due to any payment or prepayment of any Eurodollar Advance on a date other than the last date of the applicable Interest Period for such Eurodollar Advance. For this purpose, all notices under Sections 2.1(a), (b) and (c) shall be deemed irrevocable. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain all or any part of its Eurodollar Advances in any manner it deems fit, it being understood, however, that for purposes of this Agreement (specifically including, this subsection (e)) all determinations hereunder shall be made as if each Lender had actually funded and maintained such Eurodollar Advance during each Interest Period for such Eurodollar Advance through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate Eurodollar Rate for such Interest Period."

                SEQ{ SEQ level2 \r0 \h  8.   Prior Letter of Credit.
     Section 2.16(d) of the Credit Agreement is hereby amended by adding thereto the following sentence:

     "Notwithstanding the foregoing, effective as of October 15, 1996, the fee with respect to the Prior Letter of Credit shall accrue on a daily basis computed at an annual rate of one and three quarters percent (1.75%) of the face amount thereof until such date as the prior Letter of Credit shall terminate by its terms."

                SEQ{ SEQ level2 \r0 \h  9.   Increased Costs; Funding
     Exceptions. A new Section 2.18 is hereby added to the Credit Agreement which reads as follows:

     "Section 2.18  Increased Costs; Funding Exceptions.

               ( SEQ{ SEQ level3 \r0 \h a) Increased Costs on Eurodollar Advances. If Regulation D of the Board of Governors of the Federal Reserve System or, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

               (i)  subject a Lender to or cause the
               withdrawal or termination of any exemption previously granted to a Lender with respect to, any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or shall change the basis of taxation of payments to a Lender of the principal of or interest under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of a Lender imposed by the jurisdictions in which a Lender's principal executive office is located); or

                    (ii) impose, modify or deem applicable any
               reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to
               Section 2.8, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by a Lender; or

                    (iii) impose on any Lender any other condition affecting its making, maintaining or funding of its Eurodollar Advances or its obligation to make
               Eurodollar Advances;

                    and the result of any of the foregoing is to increase the cost to an affected Lender of making or maintaining any Eurodollar Advance, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect to a Eurodollar Advance, then the affected Lender shall notify the Borrower and the Agent of such increased cost and within fifteen (15) days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand) and the Borrower shall pay to such Lender such additional amount or amounts as will compensate the Lender for such increased cost or such reduction shall be payable by the Borrower or any period longer than ninety (90) days prior to the date on which notice thereof is delivered to the Borrower. Each
          Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.18. If the Borrower receives notice from a Lender of any event which will entitle such Lender to compensation pursuant to this Section 2.18, the Borrower may prepay any then outstanding Eurodollar Advances or notify the affected Lender that any pending request for a Eurodollar Advance shall be deemed to be a request for a Floating Rate.

     ( SEQ{ SEQ level3 \r0 \h  b)  Basis for Determining
          Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

     ( SEQ{ SEQ level4 \r0 \h i) the Agent determines that, or the Required Lenders determine and advise the Agent that, deposits in U.S. dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

     ( SEQ{ SEQ level4 \r0 \h ii) the Agent otherwise determines, or the Required Lenders determine and advise the Agent (which determination shall be binding and conclusive on all parties), that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

     ( SEQ{ SEQ level4 \r0 \h  iii)     the Agent
               determines, or the Required Lenders determine and advise the Agent, that the Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to the Lenders of maintaining or funding a Eurodollar Advance for such Interest Period, or that the making or funding of Eurodollar Advances has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Eurodollar Advances;

     then the Agent shall promptly notify the affected parties and ( SEQ{ SEQ level5 \r0 \h A)in the event of any occurrence described in the foregoing clause (i) the Borrower shall enter into good faith negotiations with each affected Lender in order to determine an alternate method to determine the Eurodollar Rate for such Lender, and during the pendency of such negotiations with any Lender, such Lender shall be under no obligation to make any new Eurodollar Advances, and ( SEQ{ SEQ level5 \r0 \h B)in the event of any occurrence described in the foregoing clauses
          (i) or (iii), for so long as such circumstances shall continue, no Lender shall be under any obligation to make any new Eurodollar Advances.

     ( SEQ{ SEQ level3 \r0 \h c) Illegality. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of the affected Lender, shall raise a substantial question as to whether it is unlawful for such Lender to make, maintain or fund Eurodollar Advances, then ( SEQ{ SEQ level4 \r0 \h i)the affected Lender shall promptly notify the Borrower and the Agent, ( SEQ{ SEQ level4 \r0 \h ii)the obligation of the affected Lender to make, maintain or convert into Eurodollar Advances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and ( SEQ{ SEQ level4 \r0 \h iii)for the duration of such unlawfulness, any notice by the Borrower pursuant to Sections 2.1(a), (b) or
          (c) requesting the affected Lender to make or convert into or roll over Eurodollar Advances shall be construed as a request to make or to continue making Floating Rate Advances."

      SEQ{ SEQ level2 \r0 \h  10.    Minimum Tangible Net
     Worth. The Credit Agreement is hereby amended in its entirety to read as follows:

     "Section 6.13  Minimum Tangible Net Worth.  The
               Borrower and its Subsidiaries will maintain their consolidated Tangible Net Worth, calculated as at the end of each fiscal month of the Borrower, (i) as of December 31, 1995, at not less than $63,000,000 and
               (ii) as of December 31 of each year thereafter (each herein a "Determination Date") at not less than

                    TNWR + (.50 x NI),

          where:

          TNWR = the minimum Tangible Net Worth
                          requirement for the immediately
                          preceding Determination Date, computed
                          in accordance with this Section 6.13;
                          and

                 NI = the consolidated Net Income of the
                          Borrower and its Subsidiaries for the
                          fiscal year ending on the Determination
                          Date as of which Tangible Net Worth is
                          being determined."

      SEQ{ SEQ level2 \r0 \h  11.    Maximum Debt to
     Tangible Net Worth. Section 6.14 is hereby amended in its entirety to read as follows:

     "Section 6.14  Maximum Debt to Tangible
               Net Worth Ratio. The Borrower and its Subsidiaries will maintain their consolidated Debt to Tangible Net Worth, calculated as at the end of each fiscal month of the Borrower, at not more than 1.50 to 1.00."

      SEQ{ SEQ level2 \r0 \h  12.    Minimum Net Income.
     Section 6.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

     "Section 6.15 Minimum Net Income. The Borrower and its Subsidiaries will have Net Income for fiscal year 1996 in an amount not less than $5,000,000 and will have Net Income for each subsequent fiscal year at a level mutually agreed upon by the Borrower and the Required Lenders; provided, however, that if on or prior to the sixtieth (60th) day following the end of the prior fiscal year, the Borrower and the Required Lenders are unable to agree, in writing, upon the appropriate level of Net Income for any subsequent fiscal year, the Required Lenders may, in their discretion, declare an Event of Default as of such date.

      SEQ{ SEQ level2 \r0 \h  13.    Revolving
     Commitments. The Commitments of the Lenders and their respective Percentages as set forth on the signature page of the Credit
     Agreement are hereby amended in their entirety to read as follows:

     Norwest:

          Revolving Commitment Amount:                 $11,666,666.67
          Percentage of Revolving Commitment Amount:       33 1/3%

          Harris:

          Revolving Commitment Amount:                 $11,666,666.67
          Percentage of Revolving Commitment Amount:       33 1/3%

          NBD:

          Revolving Commitment Amount:                 $11,666,666.66
          Percentage of Revolving Commitment Amount:       33 1/3%

      SEQ{ SEQ level2 \r0 \h  14.    Issuance of New
     Promissory Notes. To evidence the new Commitments of the Lenders and in replacement for (but not in payment of) the Revolving Notes currently held by the Lenders, the Borrower agrees to issue and deliver to the Lenders the following Notes (the "New Notes"):

     ( SEQ{ SEQ level3 \r0 \h  a)  A Revolving Note of the
          Borrower payable to the order of Norwest in an amount corresponding to the Revolving Commitment Amount of Norwest, in substantially the form of Exhibit D attached hereto.

     ( SEQ{ SEQ level3 \r0 \h  b)  A Revolving Note of the
          Borrower payable to the order of Harris in an amount corresponding to the Revolving Commitment Amount of Norwest, in substantially the form of Exhibit E attached hereto.

     ( SEQ{ SEQ level3 \r0 \h  c)  A Revolving Note of the
          Borrower payable to the order of NBD in an amount corresponding to the Revolving Commitment Amount of Norwest, in substantially the form of Exhibit F attached hereto.

     The New Notes shall be issued in replacement for the Revolving Notes previously held by the Lenders, respectively, and all references in the Credit Agreement and in each other Loan Document to the Notes or the Revolving Notes shall be deemed references to the New Notes issued in accordance with this Fifth Amendment.

      SEQ{ SEQ level2 \r0 \h  15.    Representations and
     Warranties.  To induce the Lenders to enter into this Fifth
     Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

     ( SEQ{ SEQ level3 \r0 \h a) The Loan Documents constitute the legal, valid and binding agreements of the Borrower, are subject to no defenses, counterclaims, rights of offset or recoupment and are enforceable in accordance with their respective terms.

     ( SEQ{ SEQ level3 \r0 \h b) The New Notes, when executed and delivered hereunder, will constitute the legal, valid and binding obligations of the Borrower, are subject to no defenses, counterclaims, rights of offset or recoupment and are enforceable in accordance with their respective terms.

          ( SEQ{ SEQ level3 \r0 \h c) The Borrower has all requisite power and authority to execute this Amendment, the New Notes and all other documents contemplated herein and to perform all of its obligations hereunder and thereunder.

     ( SEQ{ SEQ level3 \r0 \h d) The execution, delivery and performance by the Borrower of this Amendment, the New Notes and all other documents contemplated herein have been duly authorized by all necessary corporate action and do not ( SEQ{ SEQ level4 \r0 \h i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, ( SEQ{ SEQ level4 \r0 \h ii)violate ( SEQ{ SEQ level7 \r0 \h A)any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower or ( SEQ{ SEQ level7 \r0 \h B)the articles of incorporation or by-laws of the Borrower, or ( SEQ{ SEQ level4 \r0 \h iii)result in the breach or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

     ( SEQ{ SEQ level3 \r0 \h e) The representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date.

      SEQ{ SEQ level2 \r0 \h  16.    Fees.  The Borrower
     hereby agrees to pay to the Lenders a non-refundable fee of $15,000 to induce the Lenders to enter into this Fifth Amendment, payable upon execution and delivery hereof, of which $5,000 shall be paid to Harris, $5,000 shall be paid to Norwest and $5,000 shall be paid to NBD.

      SEQ{ SEQ level2 \r0 \h  17.    Conditions Precedent
     to Effectiveness of this Fifth Amendment. This Fifth Amendment shall become effective on the business day on which the Agent shall have received the following, each in form and substance satisfactory to the Agent, but in no event shall the Agent receive the same later than the close of business on April 30, 1996:

     ( SEQ{ SEQ level3 \r0 \h a) This Fifth Amendment, duly executed on behalf of the Borrower and each Lender.

     ( SEQ{ SEQ level3 \r0 \h b) The New Notes, duly executed on behalf of the Borrower.

     ( SEQ{ SEQ level3 \r0 \h  c)  A Fourth Amendment to
          Mortgage, Assignment of Rents and Indemnity (the "Mortgage Amendment"), duly executed on behalf of the Borrower and each Lender, together with a title insurance update endorsement, in form and content acceptable to the Agent.

     ( SEQ{ SEQ level3 \r0 \h d) A certified copy of the resolutions adopted by the Board of Directors of the Borrower approving the execution and delivery of this Fifth Amendment, the New Notes, the Mortgage Amendment and such other documents as are contemplated hereby.

     ( SEQ{ SEQ level3 \r0 \h  e)  An opinion of the
          Borrower's counsel as to such matters as the Agent may reasonably request.

     ( SEQ{ SEQ level3 \r0 \h f) Evidence satisfactory to the Agent of payment by the Borrower of the fees described in paragraph 16 above, together with the costs and expenses incurred by the Agent, including attorneys' fees and expenses, in connection with the preparation and negotiation of this Fifth Amendment and other matters as contemplated hereby.

      SEQ{ SEQ level2 \r0 \h  18.    Release.  The
     Borrower hereby releases and forever discharges the Lenders and each of their respective former and present directors, officers, employees, agents and representatives of and from every and all claims, demands, causes of action (at law or in equity) and liabilities, of any kind or nature, whether known or unknown, liquidated or unliquidated, absolute or contingent, which the Borrower ever had, presently has or claims to have against a Lender or any of its respective directors, officers, employees, agents or representatives of or relating to events, occurrences, actions, inactions or any other matters occurring prior to the date of this Fifth Amendment.

      SEQ{ SEQ level2 \r0 \h  19.    No Other Waiver. The
     execution of this Fifth Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Fifth Amendment.

      SEQ{ SEQ level2 \r0 \h  20.    Costs and Expenses.
     The Borrower hereby reaffirms its agreement under Section 10.7 of the Credit Agreement to pay or reimburse the Agent, among other costs and expenses, all reasonable expenses incurred by the Agent in connection with any future amendment, performance or enforcement of the Loan Documents, including without limitation, all reasonable fees and disbursements of legal counsel to the Agent; but the Borrower shall not be required to pay or reimburse the Agent for the legal fees incurred by the Agent in preparation of this Fifth Amendment.

      SEQ{ SEQ level2 \r0 \h  21.    References.  Except
     as expressly amended hereby, all provisions of the Loan Documents shall remain in full force and effect. After the effective date hereof, each reference to any Loan Document or any other document executed in connection with the Credit Agreement to the "Credit Agreement" or to "this Agreement", "hereunder" or "hereof" or words of like import referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

      SEQ{ SEQ level2 \r0 \h  22.    Execution in
     Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one in the same instrument.



     M1:0111643.06
     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           SHELDAHL, INC.

                           By /s/John V. McManus
                             Its Vice President, Finance


                           NORWEST BANK MINNESOTA,
                           NATIONAL ASSOCIATION, as
                           Lender and Agent

                           By /s/Laura Oberst
                             Its Vice President


                           HARRIS TRUST AND SAVINGS BANK


                           By /s/Cathy Ciolek
                             Its Vice President


                           NBD BANK


                           By /s/Marguerite Mullins
                             Its Vice President

     M1:0111643.06

                                                        Exhibit D to
                                                        Fifth Amendment
                      REVOLVING NOTE

     $11,666,666.67                            Minneapolis,
     Minnesota
                                          March 12, 1996

              For value received, the undersigned, SHELDAHL, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Maturity Date (as defined in the Credit Agreement described below), to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at the main office of Norwest Bank Minnesota, National Association, as agent (the "Agent") in Minneapolis, Minnesota, or at any other place designated at any time in accordance with the Credit Agreement, in lawful money of the United States of America and in immediately available funds, the principal sum of Eleven Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 67/100 Dollars ($11,666,666.67) or, if less, the aggregate unpaid principal amount of all Revolving Advances (as defined in the Credit Agreement) made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time (the "Principal Balance"), computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate or rates applicable to Revolving Advances from time to time under the Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment dated as of December 2, 1993, by a Second Amendment dated as of May 12, 1994, by a Third Amendment dated as of January 24, 1995, by a Fourth Amendment dated January 29, 1996 and by a Fifth Amendment of even date herewith, by and among the undersigned, the Lender, the Agent, and certain other Lenders as therein described (as the same may hereafter be amended, restated or supplemented, the "Credit Agreement").

              Interest accruing on the Principal Balance shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

              This Note is issued, in part, in replacement of and in substitution for, the Borrower's revolving note dated January 24, 1995 and, in any event, is subject to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is a Revolving Note referred to in the Credit Agreement.

              This Note is secured, among other things, pursuant to the Credit Agreement and all Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

              The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

               Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                              SHELDAHL,
                                     INC.


                              By /S/John V. McManus
                              Its Vice President, Finance


                                                        Exhibit E to
                                                        Fifth Amendment

                          REVOLVING NOTE

     $11,666,666.67                             Minneapolis, Minnesota
                                                March 12, April 9, 1996

               For value received, the undersigned, SHELDAHL, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Maturity Date (as defined in the Credit Agreement described below), to the order of HARRIS TRUST AND SAVINGS BANK, a bank organized and existing under the laws of the State of Illinois (the "Lender"), at the main office of Norwest Bank Minnesota, National Association, as agent (the "Agent") in Minneapolis, Minnesota, or at any other place designated at any time in accordance with the Credit Agreement, in lawful money of the United States of America and in immediately available funds, the principal sum of Eleven Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 67/100 Dollars ($11,666,666.67) or, if less, the aggregate unpaid principal amount of all Revolving Advances (as defined in the Credit Agreement) made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time (the "Principal Balance"), computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate or rates applicable to Revolving Advances from time to time under the Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment dated as of December 2, 1993, by a Second Amendment dated as of May 12, 1994, by a Third Amendment dated as of January 24, 1995, by a Fourth Amendment dated as of January 29, 1996 and by a Fifth Amendment of even date herewith, by and among the undersigned, the Lender, the Agent, and certain other Lenders as therein described (as the same may hereafter be amended, restated or supplemented, the "Credit Agreement").

               Interest accruing on the Principal Balance shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

               This Note is issued, in part, in replacement of and in substitution for the Borrower's revolving note dated January 24, 1995 and, in any event, is subject to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is a Revolving Note referred to in the Credit Agreement.

               This Note is secured, among other things, pursuant to the Credit Agreement and all Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.


               The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

               Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                              SHELDAHL,
                                     INC.


                              By /S/John V. McManus
                              Its Vice President, Finance


                                                         Exhibit F to
                                                         Fifth
     Amendment

                          REVOLVING NOTE

     $11,666,666.66                              Minneapolis, Minnesota
                                                 March 12, April 9, 1996

               For value received, the undersigned, SHELDAHL, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Maturity Date (as defined in the Credit Agreement described below), to the order of NBD BANK, a bank organized and existing under the laws of the State of Michigan (the "Lender"), at the main office of Norwest Bank Minnesota, National Association, as agent (the "Agent") in Minneapolis, Minnesota, or at any other place designated at any time in accordance with the Credit Agreement, in lawful money of the United States of America and in immediately available funds, the principal sum of Eleven Million Six Hundred Sixty Six Thousand Six Hundred and Sixty Six and 66/100 Dollars ($11,666,666.66) or, if less, the aggregate unpaid principal amount of all Revolving Advances (as defined in the Credit Agreement) made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time (the "Principal Balance"), computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate or rates applicable to Revolving Advances from time to time under the Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment dated as of December 2, 1993, by a Second Amendment dated as of May 12, 1994, by a Third Amendment dated as of January 24, 1995, by a Fourth Amendment dated as of January 29, 1996 and by a Fifth Amendment of even date herewith, by and among the undersigned, the Lender, the Agent, and certain other Lenders as therein described (as the same may hereafter be amended, restated or supplemented, the "Credit Agreement").

               Interest accruing on the Principal Balance shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

               This Note is issued, in part, in replacement of and in substitution for the Borrower's revolving notes dated January 24, 1995 and, in any event, is subject to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is a Revolving Note referred to in the Credit Agreement.

               This Note is secured, among other things, pursuant to the Credit Agreement and all Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

               The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                              SHELDAHL,
                                     INC.

                              By /S/John V. McManus
                              Its Vice President, Finance